Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 16, 2015 with respect to the financial statements for the years ended December 31, 2014 and 2013 of Celleration, Inc., which are included in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-202593) filed by Alliqua BioMedical, Inc. We consent to the inclusion in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
April 2, 2015